Exhibit 3.01

Electronic Articles of Incorporation

For

EXPEDITION LEASING, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

EXPEDITION LEASING, INC.

Article II

The principal place of business address:

8649 N. HIMES AVE.

1513

TAMPA, FL. US 33614

The mailing address of the corporation is:

8649 N. HIMES AVE.

1513

TAMPA, FL. US 33614

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000 COMMON $.001 PAR & 50M PREF

Article V

The name and Florida street address of the registered agent is:

EDWIN A MCGUSTY

8649 N. HIMES

1513

TAMPA, FL 33614

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: EDWIN A. MCGUSTY

Article VI

The name and address of the incorporator is:

EDWIN A. MCGUSTY 8649 N. HIMES

#1513

TAMPA, FL 33614

Incorporator Signature: EDWIN A. MCGUSTY

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: D, P

EDWIN A MCGUSTY

8649 N. HIMES, #1513

TAMPA, FL 33614 US

Title: S, T

EDWIN A MCGUSTY

8649 N. HIMES, #1513

TAMPA, FL 33614 US

Article VIII

The effective date for this corporation shall be:

05/12/2004